UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 5, 2025 (the “Merger Agreement”), by and among FARO Technologies, Inc., a Florida corporation (the “Company”), AMETEK, Inc., a Delaware corporation (“Parent”), and AMETEK TP, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”).

On July 21, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, in connection with the Merger, the Company and U.S. Bank Trust Company, National Association, as trustee (“U.S. Bank”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), to the Indenture, dated as of January 24, 2023, between the Company and U.S. Bank (the “Indenture”), effective upon the effective time of the Merger (“Effective Time”), providing that at and after the Effective Time, each holder of the Company’s 5.50% Convertible Senior Notes due 2028 (the “Convertible Notes”) will have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Notes being converted, equal to the product of (x) the conversion rate (as defined in the Indenture and including any increase thereto required under the Indenture) and (y) the amount of the Merger Consideration (as defined below), pursuant to the terms of the Indenture.

Copies of the Indenture and the Supplemental Indenture are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

In connection with the Merger, each share of common stock of the Company, par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock that were held by the Company as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub) was automatically converted into the right to receive cash in an amount equal to $44.00 per share, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Additionally, at the Effective Time:

•

each outstanding award of Company performance-based restricted stock units or service-based restricted stock units, in each case, that was subject solely to service-based vesting conditions immediately prior to the Effective Date (collectively, “Company RSUs”), including any award of Company RSUs that was subject to a deferral election, was cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration; and

•

each outstanding award of Company performance-based restricted stock units that was subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including any award of Company PRSUs that was subject to a deferral election, was cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, with the remaining portion of any such Company PRSUs canceled for no consideration.

There was no outstanding option to purchase shares of Common Stock (“Company Options”), whether vested or unvested, immediately prior to the Effective Time. As such, the provisions of the Merger Agreement governing the treatment of Company Options in the Merger were not applicable to the Merger at the Effective Time.

The description in this Current Report on Form 8-K of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 7, 2025, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under 12(g) of the Exchange Act and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended. Trading of the Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 1.01, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock that were held by the Company as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub) was cancelled and converted into the right to receive the Merger Consideration.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

The aggregate consideration paid by Parent to the Company’s equityholders (which does not include the payments to the holders of the Convertible Notes) in the Merger was approximately $933 million. The funds used by Parent to consummate the Merger came from cash on hand and borrowings under its already established credit facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, at the Effective Time, each member of the board of directors of the Company ceased serving in such capacity. Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company immediately following the Effective Time and, as a result, the following persons ceased to serve on the Company’s board of directors as of the Effective Time: Peter Lau, Moonhie Chin, Alex Davern, John Donofrio, Rajani Ramanathan, Jeroen van Rotterdam, and Yuval Wasserman. These departures were not a result of any disagreement between the Company and any of the directors on any matter relating to the Company’s operations, policies or practices. Pursuant to the Merger Agreement, the executive officers of the Company immediately prior to the Effective Time continued to serve as officers of the Company immediately following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s Amended and Restated Articles of Incorporation as in effect immediately prior to the Effective Time were amended and restated in their entirety (as amended, the “Second Amended and Restated Articles of Incorporation”) and (ii) the Company’s Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (as amended, the “Second Amended and Restated Bylaws”). Copies of the Company’s Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, Parent issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of May 5, 2025, among AMETEK, Inc., AMETEK TP, Inc. and FARO Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of FARO Technologies, Inc. filed on May 7, 2025).

3.1	Second Amended and Restated Articles of Incorporation of FARO Technologies, Inc.

3.2	Second Amended and Restated Bylaws of FARO Technologies, Inc.

4.1	Indenture, dated as of January 24, 2023, between FARO Technologies, Inc. and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FARO Technologies, Inc. filed on January 24, 2023).

4.2	First Supplemental Indenture, dated as of July 21, 2025, between FARO Technologies, Inc. and U.S. Bank Trust Company, National Association.

99.1	Press Release of AMETEK, Inc. issued July 21, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 21, 2025	/s/ Matthew Horwath
	By:	Matthew Horwath
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)